NARCO #282  (HAND WRITTEN)


KOCH
--------------------------------------------------------------------------------
KOCH  HYDROCARBON  COMPANY

                                                               December 28, 1989


Amoco  Production  Company
P.  0.  Box  591
Tulsa,  OK  74102

Re: The Gas Processing Agreement dated June 1 1986, ("The Agreement") between Amoco Production Company ("Producer") and Koch Hydrocarbon Company (successor in interest of Oryx Energy Company, hereinafter referred to as "Processor").

Gentlemen:

As you may be aware, Processor has purchased the Denver Central Plant which was owned by Oryx. Your gas covered by The Agreement(s) referenced above has been processed in that Plant.

If justified economically, Processor may terminate operation of the Denver Central Plant and place into service a gathering line connecting your production with Processor's Third Creek Plant. If this operational change is made, we believe you will see an increase in the price you are paid for your gas for the reason that (i) the Third Creek Plant is more efficient than the Denver Central Plant, and (ii) the geographical location and liquid and residue sales lines out of the Third Creek Plant will allow Processor to sell its Plant liquids and residue gas residue gas at prices which are generally higher than obtainable from the Denver Central Plant. A comparison of prices of the Denver Central Plant versus the prices of the Third Creek Plant for the month of October, 1989, is attached to this letter. (Such comparison is based on actual October prices but is an example for illustrative purposes only, and does not constitute a warranty of minimum or periodic prices.)

In order to defray a portion of Processor's costs in connecting your gas to the more efficient Plant and enhanced marketing situation, it will be necessary for Processor to charge Producer a Gathering Fee of twelve cents ($.12) per



      The Dome Tower - Suite 1570 - 1625 Broadway - Denver, Colorado 80202 -
                                  303/623-1993

Amoco  Production  Company
December  28,  1989
Page  Two

MCF of gas delivered through this connecting line, based upon the MCF's of gas delivered to Processor at the Point(s) of Delivery provided for in The
Agreement(s),  effective  December  1,  1989.
If you are in agreement with the foregoing provisions of this letter, please so indicate by signing as provided for below. In order for you to take advantage of the enhanced marketing opportunity, please return executed copies of this letter to the undersigned no later than the end of the month of January; otherwise, we will assume you wish to remain with the status quo with respect to the marketing of your liquids and residue gas.
Except as hereinabove amended, The Agreement(s), and any amendments thereto not hereby superseded, shall remain in full force and effect.
If you have any questions in regard to the foregoing, please call either Ms. Janie Hostetter or Mr. Lance Larkin @ 303- 623-1993.


                                       Yours  truly,
                                       D.  J.  Zaloudek


Accepted  and  agreed  to  this  day  of
    14   day  of  February  ,  1990
  -----           --------       --
AMOCO  PRODUCT  COMPANY
By:  (SIGNED)
   ----------------------
Its:  Attorney-in-Fact
  -----------------------

                             CONTRACT SUMMARY BRIEF
                              ContractNumber  282
                              ProducerNumber  23557
                                ProducerName  Nova  Energy
                                ContractType  P
                                ContractDate  6/1/1986
                               EffectiveDate  6/1/1986
                                ContractTerm  60
                              ExpirationDate  1Jun91
                                 RenewalCode  A
                       TerminationNoticeDays  90
                   UnprofitabilityNoticeDays  30
                             MeasurementTest  6
                                     BtuTest  6
                                 PaymentDays  25
                              AuditProvision  0
                         ProductSalesPercent  0.65
                            ProductSalesBase  99
                         ResidueSalesPercent  0.65
                              ResidueGasBase  99
                      CondensateSalesPercent  0
                          CondesateSalesBase  99
                           WellheadPriceCode
                                  FixedPrice  0
                                   IndexCode  0
                             IndexAdjustment  0
                                   BasePrice  0
                        PercentPriceIncrease  0
                           PriceIncreaseBase  0
                               UnitOfMeasure  Mmbtu
                                PressureBase  14.65
                                 Deduct1Code  30
       Deduction  Rate  Codes.DeductRateDesc  Third Creek Gathering
       Deduction  Rate  Codes.DeductRateDesc  0.12
    Deduction  Rate  Codes.Unit  of  Measure  Mcf
                             Deduct1CalcCode  9
  Deduction Calculation Codes.DeductCalcDesc  Wellhead  Mcf
                                 Deduct2Code     99
    Deduction  Rate  Codes  3.DeductRateDesc  Not  Applicable
    Deduction  Rate  Codes  3.DeductRateDesc  0
      Deduction Rate Codes 3.Unit of Measure
                             Deduct2CalcCode  99
Deduction Calculation Codes 1.DeductCalcDesc  Not  Applicable
                                 Deduct3Code  99
    Deduction  Rate  Codes  1.DeductRateDesc  Not  Applicable
    Deduction  Rate  Codes  1.DeductRateDesc  0
      Deduction Rate Codes 1.Unit of Measure
                             Deduct3CalcCode  99
Deduction Calculation Codes 2.DeductCalcDesc  Not  Applicable
                                 Deduct4Code  99
    Deduction  Rate  Codes  2.DeductRateDesc  Not  Applicable
        Deduction  Rate  Codes  2.DeductRate  0
      Deduction Rate Codes 2.Unit of Measure
                             Deduct4CalcCode  99
Deduction Calculation Codes 3.DeductCalcDesc  Not  Applicable
                                 PayOperator  FALSE
                                                                     Denver Central System, Elbert County, Legal Description:
                                                                     Sec7,T6S,R62W,Koch Contract Number 1903
                          ContractDedication
                              LastUpdateUser  Receptionist
                              LastUpdateDate  18Nov96
                       MaximumResiduePercent  0
                       MinimumResiduePercent  0                      Term @ 6-1-86 5 years
                       MaximumLiquidsPercent  0                      Thereafter - year by year
                       MinimumLiquidsPercent  0                      Terminate 3 months notice
                         Maxi8mumVolumeLimit  0                      See page 25
                          MinimumVolumeLimit  0                      (HAND WRITTEN)
                             VolumeLimitCode  1
                           VolumeMeasureCode  1
                        EthaneRecoveryFactor  0
                       PropaneRecoveryFactor  0
                     IsoButaneRecoveryFactor  0
                  NormalButaneRecoveryFactor  0
                    IsoPentaneRecoveryFactor  0
                 NormalPentaneRecoveryFactor  0
                       HexanesRecoveryFactor  0
                            RecoveryCalcCode  99
                       GuaranteedFL&UPercent  0
                                FL&UCalcCode  99


                                                      Third
                             Contract Number  Meter   Party
                                              Number  Number    Meter Name
                                   282         1437           CHAMPLIN 569-E

                         GAS SALES and PURCHASE CONTRACT



                                     Between



                            AMOCO PRODUCTION COMPANY
                                 (HAND WRITTEN)

                                     SELLER
                                       and
                            AMOCO PRODUCTION COMPANY
                                      BUYER

                    Dated ____JUNE 1, 1986__(HAND WRITTEN)__
                          ----------------------------------
                 Amoco Contract No.____118689_(HAND WRITTEN____
                                   ----------------------------

                                TABLE OF CONTENTS
                                -----------------

                                            Page

Article I       Definitions                    2
Article  11     Purpose and Commitments        4
Article  III    Point of Delivery              4
Article  IV     Quantity                       5
Article  V      Quality                        6
Article  VI     Meters and Computations of
A               Volumes                        8
Article  VII    Tests                         11
Article  VIII   Residue Gas                   12
Article  IX     Liquid Products and Ethane    14
Article  X      Price                         16
Article  XI     Payment                       18
Article  xii    Warranty                      18
Article  XIII   Reservations of Parties       19
Article  XIV    Royalty and Taxes             20
Article  XV     Drip                          20
Article  XVI    Force Majeure                 21
Article  XVII   Unprofitable Gas              22
Article  XVIII  Producing Schedule            23
Article  XIX    Right-of-Way                  24
Article  XX     Indemnity                     24
Article  XXI    Regulatory Bodies             25
Article  XXII   Unitization                   25
Article  XXIII  Term                          25
Article  XXIV   Counterpart Execution         26
Article  XXV    Assignment                    26
Article  XXVI   Notices                       26


                              Execution of Contract
                                   Exhibit "A"
CON391
                                 55295 (STAMPED)

                         GAS SALES AND PURCHASE CONTRACT
                         -------------------------------



hereinafter referred to as "Seller," and AMOCO PRODUCTION COMPANY, a Delaware Corporation, as Operator of the Peoria Gas Plant, and acting individually and as authorized by those Plant Owners purchasing a proportionate share of gas hereunder in accordance with that certain Agreement for the Ownership, Arapahoe County, Colorado, hereinafter referred to collectively as "Buyer."

     W  I  T  N  E  S  S  E  T  H,  That:

     WHEREAS, Seller owns and holds certain valid and subsisting oil and gas leases on or oil and gas mineral interests in lands in Adams, Arapahoe, and
                                                            --------------------
Elbert_(HAND  WRITTEN)County,  Colorado,  which  leases, lands and interests are
    ------------------
more particularly described in Exhibit "A" attached hereto and made a part hereof; and,

WHEREAS, Buyer desires to purchase gas hereunder for processing in its Peoria Gas Plant for the recovery of liquefiable products and residue gas from the area in which said leases or mineral interests of Seller are located.

     NOW THEREFORE, in consideration of One Dollar ($1.00) and other good and valuable payments and covenants hereinafter specified, the parties agree as follows:




                                 55295 (STAMPED)

                                    ARTICLE I

                                   DEFINITIONS
                                   -----------

     1.1 For the purpose of this contract, certain terms and expressions herein used are defined as follows:

     a. "Gas" shall mean all gaseous hydrocarbons or mixtures thereof produced in the vapor state from a well, including casinghead or oil well gas, gas well gas, and gas vaporized from oil or condensate.

     b. "Gas well" shall mean a well that produces gas that is not associated or blended with oil at the time of production, or that produces gas from a formation or producing horizon productive of gas only encountered in a well bore through which oil also is produced through the inside of another string of casing, or that produces more than 100,000 cubic feet of gas to each barrel of oil from the same producing horizon.

     c. "Oil well" as used herein shall mean a well from which the gas produced is indigenous to oil, in its natural state as produced, whether produced from the same strata from which oil is produced, or by the enduction of gas by compressors, or other means for lifting oil, as well as gas vaporized from oil after production.

     d. "Gas Plant" or "plant" shall mean all tanks, machinery, equipment, fixtures, appliances, pipe, valves, fittings and material of any nature or kind whatsoever, including appropriate storage, shipping, treating, dehydration, and delivery facilities for plant products; all buildings and structures of any kind whatsoever located, or to be located, or the site or sites at which the compressing and processing facilities of Buyer are located, all



CON391                                2
easements pertaining to such site or sites and the operation of the plant, gas gathering system, and any and all other facilities and appurtenances located, or to be located, on or away from such site or sites deemed by Buyer to be necessary for the successful operation of the plant.

     e. "Liquid products" shall mean ethane if removed, propane, butanes and natural gasoline, individually or as a mixture, and any other liquid hydrocarbon product recovered in Buyer's plant.

     f. "Residue gas" shall mean that portion of the gas remaining after recovery of liquid products.

     g. "Residue gas remaining" shall mean residue gas as herein defined, less such portion thereof required for plant operations.

     h. "Surplus residue gas" shall mean residue gas remaining as herein defined, less such portion thereof returned to leases or mineral interest from which gas is supplied to the plant.

     i. "Plant products" shall mean any one or all of liquid products and residue gas as above defined. "Cubic foot of gas" shall mean the amount of gas necessary to fill a cubic foot of space, when the gas is at a pressure of fourteen and sixty-five one hundredths (14.65) pounds per square inch absolute and at a temperature of sixty (60) degrees Fahrenheit.

     k.     "MCF"  shall  mean  one  thousand  cubic  feet  of  gas.

     l. "Day" shall mean period of twenty-four (24) consecutive hours beginning and ending at 7:00 o'clock a.m. Rocky Mountain Time.


CON391                                 3

     m. "Month" shall mean the period beginning on the first day of a calendar month and ending on the first day of the next succeeding calendar month.

                                   ARTICLE II

                             PURPOSE AND COMMITMENTS
                             -----------------------

     2.1 The gas hereby sold is conveyed to Buyer for the purpose of recovering and disposing of such plant products as are made from time to time including the disposition of surplus residue gas.

     2.2 Subject to the stipulations and conditions herein specified and to the extent of Seller's interest, Seller hereby commits, grants, bargains, sells and agrees to deliver to Buyer, and Buyer agrees to purchase and receive from Seller, Seller's share of all gas produced from all formations from the surface of the ground to the base of the lowest formation of Cretaceous age from wells now or hereafter located upon the lands described in Exhibit "A" attached hereto.

                                   ARTICLE III

                                POINT OF DELIVERY
                                -----------------

     3.1 The point of delivery of the gas, for measurement, allocation purposes, and sampling hereunder shall be at a mutually agreeable location or locations on the Plant gathering system. Seller shall provide adequate liquid-gas separation facilities upstream of the point of delivery.

     3.2 Gas shall be delivered by Seller to Buyer at a sufficient pressure to enter Buyer's gathering system not to exceed 60 psig, and Seller agrees to operate its mechanical liquid-gas separators at the minimum pressure to effect the delivery of gas hereunder.

     3.3 It is further agreed that during the term hereof, in the event any well located on lands shown on


CON391                                4

Exhibit "A" is productive, or becomes productive of gas, Seller shall promptly give buyer notice in writing thereof. Thereafter, Buyer shall promptly determine the quality and quantity of gas available. If Buyer determines that the connection of such gas is uneconomical due to the quality and/or quantity thereof; or if, in the Buyer's exclusive opinion, his plant does not have sufficient capacity to process the tendered gas, or for any reason Buyer elects not to connect such gas, Buyer shall promptly give Seller notice thereof, and Buyer shall be relieved henceforth of any obligation to connect such gas for processing at the plant, and Seller may by thirty (30) days written notice withdraw such gas and the acreage attributable thereto from the terms of this contract. If Buyer elects to connect such gas, he shall have forty-five (45) days after right-of-way has been obtained by Buyer to connect and commence receiving such gas.

     3.4 Title to all gas shall pass from Seller to Buyer at the point of delivery. Seller shall be solely liable and responsible for said gas prior to delivery thereof to Buyer, and Buyer shall be liable and responsible therefor from and after the point of delivery.

                                   ARTICLE IV

                                    QUANTITY
                                    --------

     4.1 The Buyer agrees to take all the gas testing more than nine-tenths (.9) of a gallon of propane and heavier liquefiable hydrocarbons per thousand cubic feet of gas, determined in accordance with Paragraph 7.1 (a) hereof, provided that during periods when gas production from the properties connected to Buyer's plant exceeds Buyer's pipeline or compressor capacity in the field or plant capacity and/or Buyer's surplus residue gas market,


CON391                                5

Buyer shall be obligated to take ratably as to quantity first from all oil wells connected to Buyer's plant, and thereafter, to the extent possible, from all gas wells connected to Buyer's plant, it is being understood that the taking of gas well gas shall be subservient to the taking of oil well gas during such periods. Seller shall have the right to dispose of any gas not taken by Buyer; provided, however, Seller must give thirty (30) days notice that it proposes to dispose of said gas, and Buyer shall have the option to elect to take said gas by giving written notice within said thirty (30) day period to Seller that it elects to take said gas under the terms and conditions of this Contract. If Buyer does not resume taking said gas by the end of said thirty (30) day period, Seller may dispose of said gas, and Buyer shall release said gas from this Contract, provided Buyer's residue gas sales contract allows such a release. In the event Seller should not dispose of all or any part of said gas within one hundred eighty (180) days after the expiration of said first thirty (30) days' notice of its intention to dispose of said gas, Buyer will again have the option to elect to take said gas as hereinabove set forth.

                                    ARTICLE V

                                     QUALITY
                                     -------

     5.1 The gas delivered hereunder shall comply with the following specifications:

     a. The gas shall be free from dust, gums, free water, crude oil, impurities and other objectionable substances which may become separated from the gas and interfere with its transmission.

     b. The gas shall contain not more than one-fourth (1/4) grain of hydrogen sulphide per hundred


CON391                                  6
cubic feet, not more than five (5) grains of total sulphur per hundred cubic feet, not more than one (1) grain of mercaptan per one hundred (100) cubic feet and not more than three percent (3%) by volume of carbon dioxide.

     c. The gas shall not contain in excess of two-tenths of one percent (0.2%) by volume of oxygen.

     d. The gross heating value of the gas, wet basis, shall not be less than one thousand one hundred (1,100) British thermal units per cubic foot.

     5.2 If Buyer accepts delivery of any gas not complying with any of the specifications in Sub-paragraphs 5.1 (a) and (b) above, Buyer shall have the right to deduct from the price otherwise payable under Article X hereof the reasonable cost, including return on undepreciated investment, of purifying all such gas so accepted by Buyer.

     5.3 The determinations as to conformity of the gas with the specifications set forth in Subsections (b), (c), and (d) of Paragraph 5.1 above shall be made by Buyer in accordance with generally accepted procedures of the industry. Such determinations shall be made as often as Buyer deems necessary. Buyer shall notify Seller in writing of the date of making any such determinations at least ten (10) days prior thereto. Seller may witness the determinations or make joint determinations with its own appliances.

     5.4 In the event the gas tendered by Seller to Buyer should fail to meet any one or more of the above specifications from time to time, then Buyer shall have the continuing right at its election to cease receiving the delivery of gas from Seller so long as such conditions exist. In the event buyer refuses to accept gas tendered it hereunder for a period of sixty (60) consecutive days, then Seller


CON391                                  7
may, upon thirty (30) days prior to written notice, withdraw from this contract such well or wells and the gas reserves attributable thereto from which such gas causing the quality deficiency is being produced; provided, however, Buyer may keep this agreement in force and effect as to such well or wells by agreeing to and commencing to receive said gas hereunder within said thirty (30) day period.

                                   ARTICLE VI

                       METERS AND COMPUTATIONS OF VOLUMES
                       ----------------------------------

     6.1 Buyer shall install, operate and maintain suitable orifice meter, or meters, of standard make at the points of delivery provided for herein. All meters shall be installed and operated and volumes computed in accordance with the specifications prescribed in the 1978 edition of ANSI/API 2530 on Orifice Metering of Natural Gas (formerly Gas Measurement Committee Report No. 3 of the Natural Gas Department of the American Gas Association) as the same may be amended or supplemented from time to time or by any other method agreed upon between the parties hereto. Seller may, at its option and expense, install and operate meters to check Buyer's meter, provided such check meter installation in no way interferes with the proper operation of Buyer's meter. The amount of gas so metered shall be computed to a standard pressure of 14.65 psia and at a standard temperature of 60 Fahrenheit. For the purposes of computation, it shall be assumed that the atmospheric pressure is 12.1 psia and that the gas obeys the Ideal Gas Laws as to variations of volume with pressure, specific gravity and temperature. The flowing temperature of the gas being delivered at any point of delivery shall be assumed to be 60 Fahrenheit; provided however, Buyer, at its option, may determine the actual


CON391                                  8
flowing temperature of such gas by continuous temperature recording or by spot thermometer readings made as often as found necessary.

     6.2 At least once each six (6) months, Buyer at its expense shall verify the accuracy of its measuring equipment. If either party shall notify the other that it desires a special test on any measuring equipment, the parties shall cooperate to secure a prompt verification of the accuracy of such equipment. Unless otherwise agreed upon, Buyer shall notify Seller in writing at least ten (10) days prior to any semi-annual test of its measuring equipment, in order that the Seller may conveniently have its representative present. Cost of special tests shall be borne by party requesting same if measuring equipment is found to be registering accurately and by Buyer if found to be registering inaccurately.

     6.3 If upon test any measuring equipment is found to be in error not more than two percent (2%), previous recordings of such equipment shall be considered accurate in computing deliveries hereunder, but such equipment shall be adjusted at once to record accurately. If upon test any measuring equipment shall be found to be inaccurate by an amount exceeding two percent (2%) at a recording corresponding to the average hourly rate of flow for the period since the last preceding test, then such equipment shall be adjusted at once to record accu- rately, and any previous recordings of such equipment shall be corrected to zero error for any period which is known definitely or agreed upon, but in case the period is not known definitely or agreed upon, such correction shall be for a period extending over one-half of the time elapsed since the last test.


CON391                                   9

     6.4 In the event a meter is out of service or registering inaccurately, the volume of gas delivered hereunder shall be estimated by the first of the following methods which is feasible:

     a. Using the registration of any check meter or meters if installed and accurately registering, or

b. In the absence of such check meter or meters, by correcting the error if the percentage of error is ascertained by calibration or mathematical computation, or

     c. In the absence of both (a) and (b) the volume of gas delivered during any such period when meter is out of service or registering inaccurately shall be determined by multiplying the number of barrels of oil produced during such period from the wells from which gas is delivered through the meter by the average volume of gas delivered hereunder per barrel of oil produced during the thirty (30) day period prior to the last test of the meter reflecting accurate measurement.

     6.5 The meter or meters installed by Buyer to measure gas sold and purchased hereunder shall be open to inspection at all reasonable times to Seller in the presence of Buyer. If requested, Buyer shall send the charts to Seller for checking, after which they are to be returned to Buyer within twenty
(20)  days  after  receipt.

     6.6 In the event the volume of gas received under this contract during any month shall, in the judgment of Buyer, be insufficient to justify the expense of continuous measurement, Buyer may at its election discontinue continuous measurement of the gas purchased hereunder as above provided and in lieu of such continuous measurement determine the daily average volume of gas received by


CON391                                 10
periodical meter measurements. Such periodical measurements shall be for periods of not less than two weeks and shall be made whenever, in the opinion of either party and in any event within thirty (30) days after written demand of Seller, the volume of gas delivered hereunder has changed sufficiently to again warrant measurement, but in no event .shall such periodical measurement be made less often than once each calendar year. The daily average volume of gas determined by each such periodical measurement shall be used until, and shall be superseded by, the next periodical measurement as herein provided.

                                   ARTICLE VII

                                      TESTS
                                      -----

     7.1 Buyer shall, at its expense, test the gas purchased and sold hereunder to determine the composition of the gas and specific gravity as hereinafter provided:

     a.     Composition  of the Gas:     Buyer shall obtain a spot sample of the
            ------------------------
gas purchased and sold hereunder while the gas is being produced under normal operating conditions. Analysis of such sample shall be made or caused to be made by Buyer by gas chromatography, or any other method accepted in the industry. The gallons per thousand cubic feet and Mol percent of each component and the heat content shall be determined from said analysis.

     b.     Specific  Gravity:     The specific gravity of the gas purchased and
            ------------------
sold hereunder shall be determined by Buyer from the analysis made under the provisions of 7.1 (a) above after adjusting such analysis to eliminate the presence of air,


CON391                                 11
     or  Buyer  may  use  any  other  method  accepted  in  the  industry.

     7.2     The  tests  provided to be made under the provisions of 7.1 (a) and
(b) above shall be made semi-annually by Buyer, after ten (10) days prior notice to Seller; each such test shall be effective the first day of the month following the making of such test and shall endure for a period of six (6) months unless prior thereto such tests are superseded by a special test, as hereinafter provided. A copy of the results of each such test shall be provided to Seller. Either party hereto may request in writing that special tests be made, at the expense of the party requesting same, when, in their opinion, the composition of the gas or its specific gravity has changed materially. In the event any such special tests are made, same shall be effective immediately upon completion and shall endure for a period until the end of the semi-annual period within which such test was made, or until superseded by another special test.

                                  ARTICLE VIII

                                   RESIDUE GAS
                                   -----------

     8.1 Buyer may, but shall not be obligated to, return residue gas to those points where gas was originally received and measured under Paragraph 3.1, or to other mutually agreeable points. Seller agrees to accept such residue gas "as is," and Buyer does not warrant the quality, composition or odorization of such residue gas. The use of such residue gas shall be for the development and above ground operations of Seller's leases and mineral interests covered hereby and the amount of such residue gas delivered to Seller is not intended to exceed an amount equal to the "residue gas remaining" from the gas currently


CON391                               12
delivered to Buyer from Seller. Buyer may deliver residue gas to Seller, at such points, at any pressure. "Residue gas remaining" attributable to Seller shall be determined by multiplying the total actual volume of "residue gas remaining" from all gas delivered to said plant by a fraction, the numerator of which shall be the theoretical volume of "residue gas remaining" from the gas received at each point of delivery hereunder from Seller and the denominator of which shall be the total theoretical volume of "residue gas remaining" attributable to all gas received for processing in the Plant.

     8.2 The theoretical volume of "residue gas remaining" from gas received at each point of delivery under Paragraph 3.1, shall be determined by multiplying the volume of gas delivered at such point of delivery by whichever of the following is applicable:

            (i) The sum of the Mol percents of the ethane and methane components in the gas when ethane is not being recovered, or

            (ii) The Mol percent of the methane component in the gas when ethane is being recovered.

     8.3 The volume of residue gas delivered to Seller for development and above ground operations shall be measured and computed upon the pressure base set out in Paragraph 6.1 hereof; except when, in the event the volume of such gas does not, in Buyer's judgment, justify a meter installation. If meters are not used, the volume of residue gas delivered to Seller shall be computed monthly from estimates based on the number of hours the consuming or using equipment is operated; such estimates to give due consideration to the size, type, horsepower, and/or capacity of such equipment. Buyer shall allocate the residue gas as measured at the plant discharge into the


CON391                                13
residue gas system on the basis that each metered and/or estimated volume as determined at each point of delivery bears to the summation of all metered and/or estimated volumes of residue gas delivered to all Sellers. Title to all residue gas remaining shall pass from Buyer to seller at the point of delivery, or other mutually agreeable point at which Buyer delivers residue gas remaining to Seller, and Seller shall thereafter own such gas at Seller's risk.

     8.4 In the event "residue gas remaining" to be delivered hereunder by Buyer to Seller shall be insufficient in quantity for the purpose of development and above ground operations of Seller's properties, the seller hereby reserves the right to use gas from the lands committed to this Contract pursuant to Paragraph 2.2 above and described on Exhibit "A" attached hereto in sufficient quantity to make up the deficiency.

     8.5 If Seller accepts and uses residue gas furnished by Buyer, in excess of amount of "residue gas remaining" to which Seller is entitled, Seller shall pay Buyer for such excess gas during each month the weighted average price per thousand cubic feet of residue gas which Buyer received for all residue gas sold from the Plant.

                                   ARTICLE IX

                           LIQUID PRODUCTS AND ETHANE
                           --------------------------

9.1     Liquid  Products:
        -----------------

     a. The liquid products attributable to the gas from each point of delivery hereunder during each accounting period shall be determined by multiplying (1) the total gallons of each liquid product recovered and sold from the plant attributable to all gas processed in the plant during

CON391                                 14
such accounting period times (2) a fraction, the numerator of which shall be the theoretical gallons of each such liquid product attributable to Seller's gas contained in such gas during such accounting period and the denominator of which shall be the sum of the theoretical gallons of each such liquid product contained in all gas delivered to the plant for processing during such period.

     b. Seller's theoretical gallons of each liquid product contained in the gas during any period shall be determined by multiplying the volume in MCF of gas received at each point of delivery hereunder during such period by the gallons of propane, butane, pentane, and heavier liquefiable hydrocarbons per thousand cubic feet, respectively, contained in the gas as determined pursuant to Paragraph 7.1 hereof.

9.2     Ethane:
        -------

     a. Whenever ethane is manufactured and sold from the plant, the ethane attributable to the gas received at each point of delivery hereunder during any accounting period shall be determined by multiplying (1) the total volume of ethane recovered and sold from the plant attributable to all gas processed in the plant during said accounting period times (2) a fraction, the numerator of which shall be the volume of theoretical ethane attributable to Seller's gas contained in such gas during such accounting period and the denominator of which shall be the sum of the volumes of the theoretical ethane contained in all gas delivered to the plant for processing during such period.

     b. Seller's theoretical volume of ethane contained in the gas during any period shall be determined

CON391                                15
by multiplying the volume in MCF of gas received at each point of delivery hereunder during such period by the gallons of ethane per thousand cubic feet contained in the gas as determined pursuant to Paragraph 7.1 hereof.

                                    ARTICLE X

                                      PRICE
                                      -----

     10.1 As full consideration for the gas delivered by Seller and purchased by Buyer each month hereunder, Buyer shall pay Seller the sum of the proceeds computed in accordance with Paragraphs 10.2 and 10.3 below, less any amounts to be deducted in accordance with Paragraph 5.2 hereof, but in any event not more than the maximum lawful price for said gas under the Natural Gas Policy Act of

1978  or  subsequent  legislation  or  regulations  thereunder.

     10.2     Liquid  Products:
              -----------------

     a.     For  liquid  products,  Buyer  shall  pay  Seller sixty-five percent
(657.) of the value determined by multiplying (1) the gallons of each liquid product attributable to the gas delivered from each point of delivery hereunder, as determined in Paragraph 9.1 hereof, times (2) the weighted average net sales price per gallon received for each liquid product recovered and sold, as determined in accordance with Paragraph 10.2 (b) below.

b. The weighted average net sales price per gallon shall be (1) the invoiced value F.O.B. plant for each liquid product recovered and sold from the plant and attributable to all natural gas processed in the plant during the accounting period for which settlement is made, minus any applicable taxes, tank car rentals, cash discounts, trade allowances, freight


CON391                                16
equalizations, remote underground storage costs, commissions to third parties and any claims allowed for outages, impurities and contamination, divided by (2) the total gallons of each such liquid product recovered and sold during said period.

10.3     Residue  Gas:
         -------------

     a. In the event that residue gas remaining from gas purchased from any lease hereunder, as determined in accordance Paragraph 8.1, shall be more than sufficient for the needs and requirements of Seller for development and above ground operating purposes upon the premises from which said gas is produced, then it is agreed and understood by and between the parties hereto that Buyer shall have the right to sell any or all of such surplus residue gas remaining. Buyer shall pay Seller sixty-five percent (65%) of the value determined by multiplying (1) the MCF of surplus residue gas remaining and sold that is attributable to Seller in accordance with Paragraph 10.3 (b) below, times (2) the weighted average price per MCF that Buyer receives for all gas sold from the Plant.

     b. The surplus residue gas remaining and sold from the plant shall be allocated to each point of delivery in the ratio that the surplus residue gas remaining from such delivery point bears to the surplus residue gas remaining from all gas delivered to the plant (determined in a like manner).

     c. It shall be the sole obligation of Seller to file and diligently pursue any application required by the Natural Gas Policy Act of 1978 or subsequent legislation or regulations thereunder for a determination of eligibility for maximum lawful price categories or for price deregulation if Buyer requests


CON391                                 17
such filings to be made to enhance the value of the gas purchased hereunder to Buyer at resale.

                                   ARTICLE XI

                                     PAYMENT
                                     -------

     11.1 Payment will be made by the Buyer not later than the 25th day of the month following the month in which delivery occurred and at the time payment is made a statement showing details of the accounts will be transmitted to the Seller accompanying the Buyer's check in payment therefor. Examination by the Seller of the books of account kept by the Buyer respecting said gas account shall be permitted by the Buyer at any and all reasonable hours; however, such examination by the Seller shall be limited to the books of account for the current year plus the two preceding years.


                                   ARTICLE XII

                                    WARRANTY
                                    --------

     12.1 Seller warrants title to the gas delivered hereunder and that it has good right to sell gas to Buyer; however, Buyer shall not be required to make payments to Seller until Seller shall have submitted abstracts of title covering said lands or other suitable documentation showing good and merchantable title in Seller and that Seller has good right to sell said gas, all to the satisfaction of the attorneys of Buyer; provided, however, if the title of Seller is questioned, or involved in any action, Buyer shall have the right to withhold payment during the pendency of such action or until said title is freed from such question, or until Seller furnishes bond conditioned to save Buyer harmless with surety or other


CON391                                 18
indemnities acceptable to Buyer. Any payments so withheld by Buyer shall bear interest at the prime rate.



                                  ARTICLE XIII

                             RESERVATIONS OF PARTIES
                             -----------------------

     13.1 Seller reserves gas for above ground development and operations of its properties covered hereby; and, if Seller's leases and mineral interests covered hereby are unitized with others in the field where produced for secondary recovery of oil, then Seller reserves from delivery hereunder such gas as is required for below ground injection and repressuring.

     13.2 Seller reserves gas for delivery to its lessors as required under the terms of its oil and gas leases.

     13.3 Seller may at any time, without liability to Buyer, clean out, deepen, re-work, plug back, use for injection or abandon any of Seller's wells, or Seller may use any efficient, modern, or improved method for the production of oil. Before any well or wells are taken out of service for any reason whatsoever, Seller shall, at its sole risk, cost, and expense, first disconnect same from Buyer's gas gathering system.

     13.4 Seller hereby specifically reserves the right to introduce air, gas, water, or any other extraneous substances into its well or wells or into the formation or formations from which said well or wells are producing when in the exclusive judgment of Seller, the introduction of such substances is desirable in the operation of such well or wells for the production of oil and/or gas, even though such well or wells may be entirely destroyed as a producer or producers of gas; provided that if Seller's operations under this paragraph create a condition which, in the exclusive judgment of Buyer, makes the taking and


CON391                                  19
utilization of gas therefrom unprofitable to Buyer, or should such operations tend to endanger the plant or property of Buyer or the lives of Buyer's employees should such diluted or contaminated gas be taken, then Buyer reserves the right to discontinue taking gas from the particular well or wells while being so operated.



                                   ARTICLE XIV

                                ROYALTY AND TAXES
                                -----------------

     14.1 Seller agrees to account and pay to the lessors or royalty owners under its leases, in strict accordance with the provisions thereof, the royalty on the gas sold and delivered hereunder to Buyer.

     14.2 Seller shall pay all taxes against the gas sold hereunder. In the event any new or additional tax should hereafter be assessed on the value of the gas sold to Buyer hereunder, the Seller shall pay the same. If such new or additional tax is a type of tax which is assumed by a purchaser of surplus residue gas under the provisions of any gas purchase agreement entered into by Buyer, then to the extent such tax is required to be assumed by such purchaser of surplus residue gas, Buyer agrees to pay to the Seller those proceeds received by Buyer, insofar as such reimbursements represent the Seller's proportionate share of such funds paid by the purchaser of surplus residue gas under such agreement.



                                   ARTICLE XV

                                      DRIP
                                      ----

     15.1 Buyer shall keep reasonably clear of obstruction all its pipelines through which said gas is being delivered and shall own all liquid collected in such line.

CON391                                 20

                                   ARTICLE XVI

                                  FORCE MAJEURE
                                  -------------

     16.1 Any failure of either party hereto to perform any of the obligations hereunder except payments of monies due shall be excused if such failure is due to "force majeure" as hereinafter defined. The term "force majeure" shall mean acts of God, strikes, lockouts, or other industrial disturbances, acts of the public enemy, wars, blockades, insurrections, riots, epidemics, landslides, lightning, earthquakes, fires, storms, flood, washouts, arrests and restraints of the government, either Federal or State, civil and military, civil disturbances, explosions, breakage or accident to machinery or line of pipe, freezing of wells or lines of pipe, partial or entire failure of wells, inability of any party hereto to obtain necessary materials, supplies or permits, due to existing or future rules, regulations, orders, laws or proclamations of Governmental Authorities (both Federal and State), including both civil and military, and any other causes, whether of the kind herein enumerated or otherwise not reasonably within the control of the party claiming suspension.

     16.2 It is understood and agreed that the settlement of strikes or lockouts shall be entirely within the discretion of the party having the difficulty, and that any force majeure shall be remedied with all reasonable dispatch; however, such remedy shall not require the settlement of strikes or lockouts by acceding to demands of opposing party when such courses are inadvisable in the discretion of the party having the difficulty.


CON391                                  21

                                  ARTICLE XVII

                                UNPROFITABLE GAS
                                ----------------

     17.1 In the event the gas from any source of supply on Seller's property is or becomes insufficient in volume or liquefiable hydrocarbon content, or for any cause is or becomes unprofitable in Buyer's sole opinion to gather, compress and extract the liquid products therefrom, Buyer shall have the right to refuse to take the gas and will release that gas for Seller's disposal. It is further provided that if at any time the volume and/or liquefiable hydrocarbon content of the gas available to Buyer, or if any cause beyond its control, shall render the operation of said plant unprofitable, in Buyer's sole opinion, Buyer may, by thirty (30) days written notice, cancel this contract.

     17.2 If at any time the price payable for any portion of the gas purchased and sold, pursuant to the terms hereof, should, in Buyer's sole judgement, result in an uneconomical situation for Buyer, Buyer may, at its option, reduce the price payable hereunder by furnishing Seller 30 days written notice of such reduced price so that, in Buyer's sole judgement, such uneconomical situation is alleviated. Should Buyer exercise its option as stated above, Seller shall have the right to seek a higher price from other purchasers. If, within one hundred twenty (120) days from the date buyer notifies Seller of the reduced price, Seller has obtained a bona fide offer in writing for the purchase of such gas, which Seller is willing to accept, which is for a price higher than Buyer's reduced price, Seller shall give notice to Buyer in writing of such offer within ten (10) days of receipt of such offer. Buyer thereafter shall have the option to continue the purchase of such gas at the same terms and conditions of such  offer  by  notifying  Seller  in  writing  within  twenty  (20)


CON391                                  22
days from receipt of Seller's notice that Buyer elects to continue to purchase such gas at the higher price. If Buyer does not elect to continue to purchase said gas this agreement at Seller's option may be terminated with respect to said gas by forwarding written notice of such termination to Buyer no later than thirty (30) days prior to the date deliveries are to cease. If Seller does not notify Buyer of a bona fide offer to purchase such gas at the higher price, this contract shall continue in effect at the reduced price for one year, after which the original contract price shall be redetermined. Should both parties then be unable to agree on a redetermined price, either party may, by thirty (30) days written notice, cancel this Contract. The effective date of any price change pursuant to this Article XVII shall be the date specified in Buyer's notice to Seller of the aforesaid reduced price.

                                  ARTICLE XVIII

                               PRODUCING SCHEDULE
                               ------------------

     18.1 In the interest of conservation and to secure the maximum benefits to Seller and Buyer, it is desired by the parties hereto to maintain a reasonably uniform rate of flow of gas to said plant over each twenty-four (24) hour period throughout the month. It is therefore agreed that Seller shall, at its option, either

     a. Regulate its producing schedule so that gas will be delivered at a reasonably uniform rate of flow, or

     b. Accept and follow a producing schedule for all wells connected to the plant to be established by Buyer in cooperation with all gas suppliers delivering gas to the plant.

CON391                                 23

     18.2 In the event Seller refuses to comply with either 18.1 (a) or (b) above, Buyer shall have the right, without incurring liability to Seller of any character whatsoever, to refuse to take any part or all of Seller's gas during the periods of such noncompliance.


                                   ARTICLE XIX

                                  RIGHT-OF-WAY
                                  ------------

     19.1 Insofar as Seller's leases or mineral interests permit, Buyer is granted the right to lay and maintain lines and to install any necessary equipment on said properties and shall have the right to free entry for any purpose incidental to plant operations so long as such purpose does not interfere with lease operations or the rights of others. All liens and other equipment placed by Buyer on said properties shall remain the property of the Buyer and, subject to the terms of this contract, may be removed by Buyer at any time.

                                   ARTICLE XX

                                    INDEMNITY
                                    ---------

     20.1 Buyer shall defend, indemnify and hold Seller harmless from any claims for damages, causes of action, or judgments arising out of the operations conducted hereunder by Buyer. Seller shall defend and indemnify and hold Buyer harmless from any claims for damages, causes of action or judgments arising out of Seller's operations of the leases or mineral interests herein described, or Seller's actions taken with respect to Gas prior to delivery to Buyer, or Seller's actions taken with respect to Residue Gas after redelivery by Buyer to Seller.


CON391                                 24

                                   ARTICLE XXI

                                REGULATORY BODIES
                                -----------------

     21.1 This contract shall be subject to all valid present and future orders, rules and regulations of any duly constituted Federal or State regulatory body having jurisdiction of the production, transportation, purchase or sale of gas, and any and all failures of Seller to deliver, and of Buyer to receive, gas hereunder caused by such orders, rules and regulations shall be deemed to be excused under the provisions of "Force Majeure."

                                  ARTICLE XXII

                                   UNITIZATION
                                   -----------

     22.1 Seller reserves the right to unitize any of the leases and mineral interests covered hereby with other properties, in which event this contract will cover Seller's interest in any such unit, but only insofar as such interest is attributable to the leases and mineral interests covered hereby.

                                  ARTICLE XXIII

                                      TERM
                                      ----

     23.1 This contract shall be effective as of the date and year first above written and shall remain in full force and effect for a term of five (5) years and thereafter on a year to year basis until terminated by written notice by either party to the other to be given at least three months prior to the anniversary date. If this contract is terminated for any gas production dedicated hereunder pursuant to the conditions of Article XVII, the well or wells associated with said gas shall be disconnected from Buyer's collection system.


CON391                                 25

                                  ARTICLE XXIV

                              COUNTERPART EXECUTION
                              ---------------------

     24.1 The rights and obligations imposed by this contract shall be severable as to each person or group of persons among those listed as "Seller" owning a distinct legal interest in the leases or mineral interests covered -hereby, and this contract shall be fully binding upon such person or group of persons after execution, irrespective of whether or not all other persons described as "Seller" join in the execution of this contract or of an exact counterpart thereof.

                                   ARTICLE XXV

                                   ASSIGNMENT
                                   ----------

     25.1 This contract shall extend to and be binding upon the parties hereto, their heirs, administrators, successors and assigns, but no transfer of or succession to the interest of the Seller hereunder, wholly or partially, shall affect or bind the Buyer until it shall have been furnished at the office of the Buyer in the City of Denver, Colorado, with the original instrument or with the proper proof that the claimant is legally'entitled to such interest.

                                  ARTICLE XXVI

                                     NOTICES
                                     -------

     26.1 Notices to be given hereunder shall be deemed sufficiently given and served when and if deposited in the United States Mail, postage prepaid and registered or certified, addressed as follows:

     Seller:   Notices     AMOCO  PRODUCTION  COMPANY
     ------    -------

                          1670  Broadway

                          P.  O.  Box  800

                          Denver,  CO  80201

                          Attn:  Natural  Gas  Marketing  Department

                         (HAND  WRITTEN)
                          ---------------



Revenues                 Amoco  Production  Company
--------

                         P. O. Box 591

                         Tulsa,  Okla.  74102

                         (HAND  WRITTEN)
                         ---------------

CON391                           26


                           55295 (STAMPED)

     Buyer:             Amoco  Production  Company

                        Amoco  Building

                        Denver,  Colorado  80202

                        Attn:  Natural  Gas  Marketing  Department

or to such other address as either party respectfully hereinafter designates by registered or certified mail addressed to the other party or parties.

     26.2 Routine communications, including monthly statements, payments, and notices of tests shall be considered as duly delivered when mailed by either registered or certified mail or ordinary first-class mail, postage prepaid, to the appropriate address above specified.

IN  WITNESS  WHEREOF,  the  parties  have  hereto  subscribed  their  names.


                                 AMOCO  PRODUCTION  COMPANY


                                 By      (signed)
                                     --------------------------------
                                      Attorney-in-Fact
                                          "Buyer"
ATTEST:


_______________________          By      (signed)
                                     --------------------------------
                                                "Seller"
ATTEST:



_______________________          By  _________________________________
                                                "Seller"

ATTEST:



_______________________          By  _________________________________
                                                "Seller"

ATTEST:



_______________________          By  _________________________________
                                                "Seller"


CON391                             27

                             55295 (STAMPED)


STATE  OF  COLORADO          )
    CITY  AND                :    ss.
 COUNTY  OF  DENVER          )

     The  forgoing  instrument  was  acknowledged  before  me  this   9th day of
                                                                      ---
January    ,1987  by  DAVID G. WIGHT.  Attorney-in-Fact for AMOCO
----------------      -------------------------------------------
PRODUCTION  COMPANY,  a  Delaware  corporation.


     WITNESS  my  hand  and  official  seal.

My Commission expires:
  January  4,1989

   (STAMPED)                                    (SIGNED)
                                          ----------------------
                                              Notary  Public

                                            1670  BROADWAY
My Commission expires:                     DENVER,CO  80201
  January  4,  1989

   (STAMPED)



  STATE  OF        )
    CITY AND       :    ss.
  COUNTY OF        )

     The foregoing instrument was acknowledged before me this _____ day of _________________, 1984, by _________________________________.


     WITNESS  my  hand  and  official  seal.



                                               ______________________________
                                                       Notary  Public

My  Commission  expires:

_____________________                              Amoco  Building
                                                   Denver,
Colorado  80202

STATE  OF         )
                  :  ss.
COUNTY  OF        )

     The  foregoing  instrument was acknowledged before me this     day of
_________________,  1984,  by  _________________________________.


     WITNESS  my  hand  and  official  seal.

     ____________________________________

Notary  Public

My  Commission  expires:                            Amoco  Building
                                                    Denver,  Colorado  80202
_____________________

STATE  OF

SS.  COUNTY  OF

The  foregoing  instrument  was  acknowledged  before  me  this      day  of
1  1984,  by

WITNESS  my  hand  and  official  seal.

Notary  Public

My  Commission  expires:

Amoco  Building
Denver,  Colorado  80202

STATE  OF
SS.  COUNTY  OF

The  foregoing  instrument  was  acknowledged  before  me  this      day  of
1984,  by

WITNESS  my  hand  and  official  seal.

Notary  Public

my  commission  expires:
Amoco  Building
Denver,  Colorado  80202


CON391                                29

EXHIBIT  "A"  TO

THE  GAS SALES AND PURCHASE CONTRACT DATED @'VnellllL7 COVERING LEASES AND LANDS
                                           -------------------------------------
IN  VARIOUS  FIELDS
-------------------
ADAMS,  ARAPAHOE,AND  ELBERT  COUNTIES,  COLORADO
-----------------     ---------------------------
SELLER:  AMOCO  PRODUCTION  COMPANY
         --------------------------

GROSS

LEASE  NAME                                     SEC.  TWP.            RGE.
DESCRIPTION  ACRES       WI./.

UPRR  No.  11-9                                    11       4S        63W
E/2  SE/4            80      100  Champlin  321  Amoco          "All  No.    I
11       4S        63W       NW  SE              40      100  Amoco Champlin 569
A-1                    5      6S        62W       NE  SE              40
100  Amoco  Champlin  569          D-1                    3      6s        62W
SW  NW              40      100  Champlin       100   Amoco    "All  No.    1
17       3S        58W       NW  NW  Champlin   100   Amoco    "All  No.    2
17       3S        5aw       SW  NW  Champlin   100   Amoco    "All  No.    3
17       3S        58W       NW  SW  Champlin   100   Amoco    "All  No.    4
17       3S        58W       SW  SW  Champlin   100   Amoco    "All  No.    5
17       3S        58W       SE  SW  Champlin   100   Amoco    "All  No.    6
17       3S        5aw       NE  SW  Champlin   100   Amoco    "All  No.    7
17       3S        5aw       SE  NW  Champlip   100   Amoco    "All  No.    8
17       3S        5aw       NE  NW  Champlin   100   Amoco    "B"   No.    1
7        3S        58W       SW  SE  Poncho  J  Sand  Unit      No.  17
4        4S        59W       NE  SE

Champlin      548  A  #1                           1      6S        63W       SE
SE              40  Champlin      548  A  #2                           1      6S
63W       NW  SE              40  Champlin      569  A  #2
5      6s        62W       SW  SE              40  Champlin      569  A  #3
5      6S        62W       NE  SW              40  Champlin      569  A  #4
5      6S        62W       SW  SW              40  Champlin      569  A  #5
5      6S        62W       SW  NW              40  Champlin      569  D  #2
3      6S        62W       NE  NW              40  Champlin      569  E  #1
7      6S        62W       NW  NW              40  Champlin      569  E  #2
7      6s        62W       SE  NW              40  "-'hamplin    569  E  #3
7      6S        62W       SW  NW              40  Champlin      569  E  #4
7      6S        62W       NE  NW              40

Champlin      126  Amoco  I'D"  No.  2              15       5S        62W
c-sw  SW                      68.75%  Champlin      93  Amoco  "All  No.  1
7      3S        61W       W/2  SW/4            so      100

EXHIBIT  "A"  TO

THE  GAS  SALES  AND  PURCHASE  CONTRACT  DATED

COVERING  LEASES  AND  LANDS  IN  VARIOUS  FIELDS

ADAMS,  ARAPAHOE,  AND  ELBERT  COUNTIES,  COLORADO
---------------------------------------------------

SELLER:  AMOCO  PRODUCTION  COMPANY
         --------------------------

GROSS

LEASE  NAME                                     SEC.  TWP.            RGE.
DESCRIPTION  ACRES                  WI%

UPRR  No.  11-9                                    11       4S        63W
E/2  SE/4            80      100  Champlin  321  Amoco           "All  No.   I
11       4S        63W       NW   SE             40      100  Amoco Champlin 569
A-1                   5      6S        62W       NE   SE             40      100
Amoco Champlin 569           D-1                   3      6S        62W       SW
NW             40      100  Champlin      100   Amoco    "All  No.   1       17
3S        5aw       NW   NW  Champlin      100   Amoco    "All  No.   2       17
3S        58W       SW   NW  Champlin      100   Amoco    "All  No.   3       17
3S        5aw       NW   SW  Champlin      100   Amoco    "All  No.   4       17
3S        58W       SW   SW  Champlin      100   Amoco    "All  No.   5       17
3S        58W       SE   SW  Champlin      100   Amoco    "All  No.   6       17
3S        5sw       NE   SW  Champlin      100   Amoco    "All  No.   7       17
3S        58W       SE   NW  Champlin      100   Amoco    "All  No.   8       17
3S        58W       NE   NW Champlin      100   Amoco    "B"   No.   1         7
3S        58W       SW   SE Poncho J      Sand Unit      No.   17              4
4S        59W       NE   SE

Champlin      548   A  #1                          1      6S        63W       SE
SE             40  Champlin      548   A  #2                          1      6S
63W       NW   SE             40  Champlin      569   A  #2
5      6S        62W       SW   SE             40  Champlin      569   A  #3
5      6s        62W       NE   SW             40  Champlin      569   A  #4
5      6S        62W       SW   SW             40  Champlin      569   A  #5
5      6S        62W       SW   NW             40  Champlin      569   D  #2
3      6S        62W       NE   NW             40  Champlin      569   E  #1
7      6S        62W       NW   NW             40  Champlin      569   E  #2
7      6S        62W       SE   NW             40  Champlin      569   E  #3
7      6S        62W       SW   NW             40  Champlin      569   E  #4
7      6S        62W       NE   NW             40

Champlin      126   Amoco  I'D"  No.  2             15       5S        62W
c-sw  SW                       68.75y,,  Champlin      93  Amoco  "All  No.  1
7      3S        61W       W/2  SW/4            80      100